Exhibit 99.1

Nauticus Robotics Reports Third Quarter 2022 Results and Provides Business Update

Houston, TX – November 14, 2022 – Nauticus Robotics, Inc. (“Nauticus” or the “Company”) (NASDAQ: KITT), a developer of ocean robots, autonomy software, and services to the marine industries, today announced results for its third quarter ended September 30, 2022 and provided a business update.

Recent Operational and Financial Highlights

●	Completed a business combination with CleanTech Acquisition Corp. (“CLAQ”) on September 9, 2022, generating net proceeds of $58.7 million to fund the operations and the initial buildout of Nauticus’ fleet of tandem ocean robots

●	Entered into an agreement with Shell to deploy a Nauticus Aquanaut and its autonomous behaviors using remote operations and supervised autonomy

●	Announced a multi-million-dollar contract with the U.S. Defense Innovation Unit (“DIU”) for the development of an unmanned amphibious system

●	Disclosed a Department of Defense-related development partnership with Leidos

●	Grew revenues by 51% vs. the third quarter of 2021

●	As of September 30, 2022, Nauticus held cash and equivalents of $35.9 million and maintained a net working capital surplus of $43.6 million

“The third quarter of 2022 was filled with many important milestones for the Company, including an agreement with Shell for a field trial, a multi-million-dollar project with DIU and the completion of our business combination with CLAQ to take Nauticus public,” said Nic Radford, founder and CEO. “With a strong shareholder base that includes world-class investors like Schlumberger and Transocean, combined with an extensive list of blue-chip customers evaluating and qualifying our technology, we remain confident in our ability to make a real impact on the ocean economy through the deployment of autonomous systems.”

“Our commercial pipeline continues to expand and we are now in active discussions with potential customers on five different continents. While supply chain issues have impacted the pace of Aquanauts and Hydronaut deployments, the demand for our service remains robust. Our team is working diligently to mitigate these impacts, and we expect to have our initial second-generation commercial Aquanaut delivered in January 2023, with two additional units following by mid-year. We are eager to deploy more Aquanauts into the water for commissioning to fully demonstrate what we believe is the most advanced and capable ocean robotics system in the world. Our mission and market opportunity are clear, and we look forward to providing future updates as we continue converting our commercial pipeline into firm orders.”

Market Opportunity

Nauticus operates in the $2.5 trillion marine economy, targeting the emerging ocean robotics, services, and data markets that are an estimated $30 billion total addressable market. The Company’s autonomous platforms, acoustic communications networks, electric manipulators, and perception and control software collectively provide Nauticus a differentiated ability to substantially improve the efficiency, safety, carbon footprint, and cost profile of the offshore services market. Nauticus’ near-term focus is on the oil & gas, offshore wind, and government & defense markets, with tangible traction being gained in each market.

The market opportunity is attractive and growing with significant offshore wind deployments, and thousands of offshore oil and gas trees with tens of thousands of flowlines and pipes around the world, all needing recurring inspection, repairs, and maintenance (“IRM”). For example, each gigawatt (“GW”) of offshore wind capacity requires an estimated $22 million of annual IRM. The United Kingdom alone has 12.7 GW of installed offshore wind capacity that is growing by approximately 2.5 GW per year. This translates to an annual $280 million market for Nauticus in just the U.K.’s offshore wind market, equating to potential demand for approximately 35 Aquanauts. By the end of the decade, demand for Aquanauts from just the U.K.’s offshore wind market could be double that.

Financial Results

Nauticus reported third quarter revenue of $3.0 million, an increase of 51% compared to the prior-year period. The increase in revenue is primarily attributable to the addition of new defense contracts, including the continued lease of an Aquanaut vehicle.

Total operating expenses during the third quarter were $9.0 million, a $6.0 increase from the prior-year period. Third quarter of 2022 operating expenses includes $3.5 million of expenses related to the Company’s business combination with CLAQ. Other drivers of the year-over-year increase are primarily related to higher costs of revenue and increased general and administrative (“G&A”) costs. Included in the increased G&A costs are employee salaries, sales and marketing, and professional fees in order to scale the business further and manage the additional responsibilities of a public company.

For the quarter, Nauticus recorded a net loss attributable to common stockholders of $11.0 million, or a loss of $0.67 per basic and diluted share. This compares to a net loss attributable to common stockholders of $1.3 million, or a loss of $0.13 per basic and diluted share in the prior year comparable period.

Net loss attributable to common stockholders for the third quarter of 2022 and 2021 includes certain items typically excluded from published estimates by the investment community. Adjusted net loss attributable to common stockholders, which excludes the impact of these items as described in the non-GAAP reconciliation table below, was $3.7 million, or $0.22 in the third quarter of 2022, compared to a net loss of $1.3 million, or $0.13 per diluted share, in the third quarter of 2021.

Nauticus ended the third quarter of 2022 with $35.9 million in cash and equivalents and a working capital surplus of $43.6 million.

Conference Call and Webcast Information

Nauticus will host a conference call today, November 14, 2022 at 12:00 p.m. Eastern time (9:00 a.m. Pacific time). A question-and-answer session will follow management’s presentation.

U.S. dial-in number: 1-877-407-9039

International number: 1-201-689-8470

Conference ID: 13733447

The conference call will broadcast live and be available for replay here.

A replay of the call will be available after 3:00 p.m. Eastern time today through November 28, 2022.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Conference ID: 13733447

About Nauticus

Nauticus Robotics, Inc. is a developer of ocean robots, autonomy software, and services delivered to the marine industries. Nauticus’ robotic systems and services are delivered to commercial and government-facing customers through a Robotics-as-a-Service (RaaS) business model and direct product sales for both hardware platforms and software licenses. Besides a standalone service offering and products, Nauticus’ approach to ocean robotics has also resulted in the development of a range of technology products for retrofitting/upgrading legacy systems and other third-party vehicle platforms. Nauticus provides customers with the necessary data collection, analytics, and subsea manipulation capabilities to support and maintain assets while reducing their operational footprint, operating cost, and greenhouse gas emissions to improve offshore health, safety, and environmental exposure.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Act”) and are intended to enjoy the protection of the safe harbor for forward-looking statements provided by the Act as well as protections afforded by other federal securities laws. Such forward-looking statements include the expected timing of product commercialization or new product releases; customer interest in Nauticus’ products; estimated 2022 operating results and use of cash; and Nauticus’ use of and needs for capital. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events, or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “intends” or “continue” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. These forward-looking statements are based on Nauticus’ management’s current expectations and beliefs, as well as a number of assumptions concerning future events. There can be no assurance that the events, results, or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and Nauticus is not under any obligation and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law. Readers should carefully review the statements set forth in the reports which Nauticus has filed or will file from time to time with the Securities and Exchange Commission (the “SEC”) for a more complete discussion of the risks and uncertainties facing the Company and that could cause the forward-looking statements no to occur, in particular the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in documents filed from time to time with the SEC, including Nauticus’ Quarterly Report on Form 10-Q filed with the SEC on November 14, 2022. The documents filed by Nauticus with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov.

Nauticus Robotics, Inc.

Condensed Consolidated Balance Sheets (Unaudited)

	September 30, 2022	December 31, 2021
Assets
Current Assets:
Cash and cash equivalents	$35,928,218	$20,952,867
Restricted certificate of deposit	251,236	251,236
Accounts receivable, net	637,350	794,136
Inventories	5,558,996	-
Contract assets	483,944	893,375
Prepaid insurance	2,598,380	67,219
Other Current assets	2,495,759	210,225
Total Current assets	47,953,883	23,169,058

Property and equipment, net	9,645,735	1,437,311
Operating lease right-of-use asset	368,116	513,763
Other assets	77,889	47,240

Total assets	$58,045,623	$25,167,372

Liabilities and Stockholders’ Equity (Deficit)
Current Liabilities:
Accounts payable	$2,786,544	$1,402,424
Accrued liabilities	1,171,597	1,576,433
Operating lease liabilities - current	399,892	353,598
Notes payable - current	-	10,250,000
Notes payable, related parties - current	-	3,000,000
Total Current Liabilities	4,358,033	16,582,455
Warrant liabilities	4,148,556	-
Operating lease liabilities - long-term	179,095	467,208
Notes payable - long-term, net of discount	20,427,812	14,708,333
Other liabilities	-	20,833
Total Liabilities	29,113,496	31,778,829

Commitments and Contingencies

Stockholders’ Equity (Deficit):
Preferred stock, $0.0001 par value; 10,000,000 shares, authorized	-	-
Series A preferred stock, $0.01 par value; 0 and 334,800 shares, respectively, issued, and outstanding	-	3,348
Series B preferred stock, $0.01 par value; 0 and 725,426 shares, respectively, issued, and outstanding	-	7,254
Common stock, $0.0001 par value; 625,000,000 shares authorized, 47,250,771 and 13,527,810 shares issued, respectively, and 47,250,771 and 9,669,217 shares outstanding, respectively	4,725	967
Additional paid-in capital	81,716,561	33,221,505
Accumulated deficit	(52,789,159)	(39,844,531)
Total Stockholders’ Equity (Deficit)	28,932,127	(6,611,457)

Total Liabilities and Stockholders’ Equity (Deficit)	$58,045,623	$25,167,372

Nauticus Robotics, Inc.

Condensed Consolidated Statement of Operations (Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2022	2021	2022	2021

Revenue:
Service	$2,964,610	$1,844,422	$7,996,734	$2,799,113
Service - related party	17,000	129,222	210,400	446,600
Total revenue	2,981,610	1,973,644	8,207,134	3,245,713

Costs and expenses:
Cost of revenue (exclusive of items shown separately below)	3,781,224	1,446,979	8,220,447	3,609,236
Depreciation and amortization	141,901	88,531	370,306	263,032
Research and development	242,996	741,558	2,094,278	2,411,100
General and administrative	4,861,319	770,066	8,778,498	2,066,941
Total costs and expenses	9,027,440	3,047,134	19,463,529	8,350,309

Operating loss	(6,045,830)	(1,073,490)	(11,256,395)	(5,104,596)

Other (income) expense:
Other income, net	(234,597)	1,140	(239,838)	(1,573,748)
Change in fair value of warrant liabilities	(1,129,589)	-	(1,129,589)	-
Interest expense, net	1,402,026	223,492	3,057,660	361,867
Total other (income) expense, net	37,840	224,632	1,688,233	(1,211,881)

Net loss	$(6,083,670)	$(1,298,122)	$(12,944,628)	$(3,892,715)
Deemed dividend for earnout shares	(4,957,366)	-	(4,957,366)	-
Net loss attributable to common stockholders	$(11,041,036)	$(1,298,122)	$(17,901,994)	$(3,892,715)

Basic and diluted earnings (loss) per share	$(0.67)	$(0.13)	$(1.49)	$(0.40)

Basic and diluted weighted average shares outstanding	16,535,661	9,637,962	11,983,183	9,637,962

Nauticus Robotics, Inc.

Consolidated Statement of Cash Flows (Unaudited)

	Nine months ended September 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(12,944,628)	$(3,892,715)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	370,306	263,032
Accretion of debt discount	464,780	-
Stock-based compensation	624,407	325,935
Change in fair value of warrant liabilities	(1,129,589)	-
Noncash impact of lease accounting	145,647	177,051
Other income - Paycheck Protection Program Loan forgiveness	-	(1,578,500)
Changes in operating assets and liabilities:
Accounts receivable	156,786	(991,666)
Inventories	(5,558,996)	-
Contract assets	409,431	(296,715)
Other assets	(4,817,187)	(271,597)
Accounts payable and accrued liabilities	(9,013,681)	738,285
Contract liabilities	-	1,482,096
Operating lease liabilities	(241,819)	(269,697)
Net cash from operating activities	(31,534,543)	(4,314,491)

Cash flows from investing activities:
Capital expenditures	(6,805,648)	(597,325)
Proceeds from restricted certificate of deposit	-	251,421
Net cash from investing activities	(6,805,648)	(345,904)

Cash flows from financing activities:
Proceeds from notes payable	2,000,000	10,000,000
Payments of note payable	(17,850,333)	(361,236)
Proceeds from Paycheck Protection Program Loan	-	1,578,500
Proceeds from reverse recapitalization with CleanTech Acquisition Corp., net	14,947,875	-
Proceeds from issuance of common stock for Pipe Investment	31,000,000	-
Proceeds from issuance of Debentures, net of discount	35,800,000	-
Payment of transaction costs on equity funding	(12,582,000)	-
Net cash from financing activities	53,315,542	11,217,264

Net change in cash and cash equivalents	14,975,351	6,556,869

Cash and cash equivalents, beginning of period	20,952,867	3,298,180
Cash and cash equivalents, end of period	$35,928,218	$9,855,049

Nauticus Robotics, Inc.

Non-GAAP Financial Measures (Unaudited)

Reconciliation of Net Income Attributable to Common Stockholders (GAAP) to Adjusted Net Income Attributable to Common Stockholders (Non-GAAP)

Adjusted net income attributable to common stockholders is a non-GAAP financial measure which excludes certain items that are included in net income attributable to common stockholders, the most directly comparable GAAP financial measure. Items excluded are those which the Company believes affect the comparability of operating results and are typically excluded from published estimates by the investment community, including items whose timing and/or amount cannot be reasonably estimated or are non-recurring.

Adjusted net income attributable to common stockholders is presented because management believes it provides useful additional information to investors for analysis of the Company’s fundamental business on a recurring basis. In addition, management believes that adjusted net income attributable to common stockholders is widely used by professional research analysts and others in the valuation, comparison, and investment recommendations of companies such as Nauticus.

Adjusted net income attributable to common stockholders should not be considered in isolation or as a substitute for net income attributable to common stockholders or any other measure of a company’s financial performance or profitability presented in accordance with GAAP. A reconciliation of the differences between net income attributable to common stockholders and adjusted net income attributable to common stockholders is presented below. Because adjusted net income attributable to common stockholders excludes some, but not all, items that affect net income attributable to common stockholders and may vary among companies, our calculation of adjusted net income attributable to common stockholders may not be comparable to similarly titled measures of other companies.

	Three months ended		Nine months ended
	September 30,		September 30,
	2022	2021	2022	2021

Net loss attributable to common stockholders (GAAP)	$(11,041,036)	$(1,298,122)	$(17,901,994)	$(3,892,715)
Gain on forgiveness of note payable	-	-	-	(1,578,500)
Change in fair value of warrant liability	(1,129,589)	-	(1,129,589)	-
Expenses related to business combinations (1)	3,519,662	-	3,519,662	-
Deemed dividend for earnout shares	4,957,366	-	4,957,366	-
Adjusted Net loss attributable to common stockholders (non-GAAP)	$(3,693,597)	$(1,298,122)	$(10,554,555)	$(5,471,215)

Basic and diluted earnings (loss) per share	$(0.22)	$(0.13)	$(0.88)	$(0.57)

Basic and diluted weighted average shares outstanding	16,535,661	9,637,962	11,983,183	9,637,962

(1)	Expenses related to business combinations are comprised of $2.3 million included within general and administrative expenses and $1.2 million included within cost of revenue for the three- and nine-month periods of 2022.

Investor Relations Contact:

Cody Slach or Jeff Grampp, CFA

Gateway Group, Inc.

(949) 574-3860

KITT@GatewayIR.com

Media Contact

Zach Kadletz

Gateway Group, Inc.

(949) 574-3860

KITT@GatewayIR.com